Exhibit 99.1

Internap Reports Second Quarter 2009 Financial Results

●	Revenue of $64.4 million, an increase of 3.3 percent compared with the second quarter of 2008;
●	Adjusted EBITDA[1] of $6.8 million compared with $5.4 million in the second quarter of 2008;
●	Adjusted EBITDA[1] margin of 10.5 percent compared with 8.7 percent in the second quarter of 2008;
●	Recognizes non-cash charge to intangible assets of $55.6 million primarily attributable to CDN assets;
●	Announces $50 million company-controlled data center expansion plan.

ATLANTA, GA – (August 5, 2009) Internap Network Services Corporation (NASDAQ: INAP), a global provider of fast and reliable end-to-end Internet business solutions, today reported second quarter 2009 financial results,  delivering revenue and adjusted EBITDA growth.   Internap also announced that it is committing $50 million over the next 18 months in incremental capital investment to grow its data center presence in key markets.  This expansion will be internally funded through cash generated from operations and cash-on-hand.

“Over the past several months we’ve developed our strategy, begun strenghtening our management team, reduced operating costs, and begun driving operational excellence. This quarter, we took the first step towards delivering long-term profitable growth, as revenue and EBITDA increased,” said Eric Cooney, President and Chief Executive Officer of Internap.  “The next major step in our strategic plan sees the Company continuing our history of growing our data center business, as we commit an additional $50 million investment to expand our position in this high-growth market.”

In the second quarter of 2009, Internap determined that it would segregate its CDN services segment and consolidate these financials within its IP services and Data center services segments.  The revised segment reporting is reflective of the management structure, the integration of the CDN assets within our IP network and the integration of the CDN customer suppoert function. Further, the dual segment reporting provides appropriate focus on the business segments driving near-term growth.

The decision to consolidate segments required acceleration of the Company’s annual impairment test of goodwill and other intangible assets.  This test resulted in a $55.6 million non-cash charge, the majority of which was attributable to the Company’s CDN assets.   Historical period results with the revised segment reporting can be found in a supplementary data schedule on Internap’s Website at http://ir.internap.com/results.cfm.

Second quarter 2009 revenue increased 3.3 percent year-over-year to $64.4 million.  Compared with the first quarter of 2009, revenue rose 0.7 percent.  Internap’s Data center services segment drove both the year-over-year and sequential increases in total revenue.  IP services revenue declined 7.3 percent compared with the second quarter 2008 and was essentially flat compared with the first quarter of 2009.

GAAP net loss for the second quarter of 2009 was $(60.6) million, or $(1.22) per diluted share compared with GAAP net loss of $(3.2) million or $(0.07) per diluted share for the second quarter of 2008.  In addition to non-cash goodwill and other intangible impairment charges included in this quarter’s results, the Company recognized non-cash restructuring costs of $2.2 million relating to changes in sublease assumptions on real-estate held for lease and a cost reduction program that was announced in the first quarter of 2009.  Normalized net loss1 and normalized net loss per diluted share1, which exclude the impact of impairment charges,  other non-recurring items, and stock-based compensation, was $(1.5) million, or $(0.03) per diluted share in the second quarter of 2009.

Total segment gross profit1 was $27.8 million, a decrease of 3.6 percent compared with the second quarter of 2008.  Sequentially, segment gross profit1 declined 1.6 percent.  Total segment gross margin1 was 43.2 percent in the second quarter of 2009, a decrease of 310 basis points from 46.3 percent in the second quarter of 2008.  Compared with the first quarter 2009, total segment gross margin1 declined 100 basis points.  The addition of 7,000 square feet of built-out data center space in the quarter was the primary driver for the gross margin declines.

Second quarter 2009 adjusted EBITDA1 was $6.8 million, an increase of $1.4 million over the second quarter of 2008.  Sequentially, adjusted EBITDA1 increased $2.2 million.  Adjusted EBITDA margin1 increased 180 basis points year-over-year to 10.5 percent.  Compared with the first quarter of 2009, adjusted EBITDA margin1 increased 330 basis points.  Lower cash operating costs more than offset lower total segment gross profits both year-over-year and sequentially.

Internap’s balance of cash and short-term investments totaled $54.5 million at June 30, 2009 compared with $55.5 million at the end of the first quarter of 2009.  Total debt, including capital lease obligations was $23.3 million at the end of the second quarter of 2009, approximately flat with the outstanding balance at March 31, 2009.

Internap had 3,118 customers under contract as of June 30, 2009, a net decrease of 56 compared with the number under contract at the end of the first quarter of 2009.
______________

[1]
Presentation of non-GAAP information and reconciliations to GAAP information contained in this press release are provided in the tables below entitled "Reconciliation of Loss From Operations to Adjusted EBITDA," "Reconciliation of Net (Loss) Income and Basic and Diluted Net Loss Per Share to Normalized Net Loss and Basic and Diluted Normalized Net Loss Per Share" and "Segment Gross Profit and Segment Gross Margin." This information is also available on Internap’s Web site under the Investor Services heading.

Conference Call Information:
Internap's second quarter 2009 conference call will be held today at 5:00 p.m. EST.  Participants may access the call by dialing 877-545-1490. International callers should dial 719-325-4864. Listeners may also connect to the simultaneous webcast available from the investor relations section of the company’s web site at http://ir.internap.com/events.cfm.  A replay of the call will be accessible from Wednesday, August 5, 2009 at 8 p.m. EDT through Wednesday, August 12, 2009 at 888-203-1112 using the replay code 4990802. International callers can access the archived event at 719-457-0820 with the same code.

About Internap
Internap is a leading Internet solutions company that provides The Ultimate Online Experience™ by managing, delivering and distributing applications and content with 100 percent performance and reliability. With a global platform of data centers, managed Internet services and a content delivery network (CDN), Internap frees its customers to innovate their business, improve service levels, and lower the cost of IT operations. More than 3,000 companies across the globe trust Internap to help them achieve their Internet business goals. For more information, visit www.internap.com.

Internap "Safe Harbor" Statement
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These statements include Internap’s ability to achieve or sustain profitability; its ability to expand margins and drive higher returns on investment; its ability to respond successfully to technological change and the severe economic downturn, which has required it to continue to lower the cost of its products; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in its network operations centers, data centers, network access points or computer systems; provide or improve Internet infrastructure services to our customers; and its ability to protect its intellectual property, as well as other factors discussed in Internap’s filings with the Securities and Exchange Commission. Internap undertakes no obligation to revise or update any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Lisa Black	Andrew McBath
(978) 887-2771	(404) 865-7198
internap@calysto.com	amcbath@internap.com

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues:
Internet protocol (IP) services	$32,099	$34,636	$64,308	$70,320
Data center services	32,273	27,689	63,988	54,058
Total revenues	64,372	62,325	128,296	124,378
Operating costs and expenses:
Direct costs of network, sales and services, exclusive of depreciation and amortization shown below:
IP services	12,414	13,146	24,797	26,186
Data center services	24,165	20,338	47,446	38,661
Direct costs of customer support	4,438	4,203	8,841	8,568
Direct costs of amortization of acquired technologies	5,233	1,229	6,391	2,458
Sales and marketing	6,947	7,711	14,746	16,540
General and administrative	10,940	13,572	24,440	23,850
Depreciation and amortization	6,704	5,699	13,582	11,080
Goodwill impairment and restructuring	53,735	—	54,605	—
Total operating costs and expenses	124,576	65,898	194,848	127,343
Loss from operations	(60,204)	(3,573)	(66,552)	(2,965)

Non-operating (income) expense	(16)	(305)	131	(615)

Loss before income taxes and equity in loss (earnings) of equity method investment	(60,188)	(3,268)	(66,683)	(2,350)
Provision for income taxes	438	46	482	297
Equity in loss (earnings) of equity-method investment, net of taxes	19	(77)	88	(149)
Net loss	$(60,645)	$(3,237)	$(67,253)	$(2,498)

Net loss per share:
Basic and diluted	$(1.22)	$(0.07)	$(1.36)	$(0.05)

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	June 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$54,514	$46,870
Short-term investments in marketable securities	—	7,199
Accounts receivable, net of allowance for doubtful accounts of $2,823 and $2,777, respectively	24,026	28,634
Inventory	429	381
Prepaid expenses and other assets	9,426	10,866
Deferred tax asset, current portion, net	—	1
Total current assets	88,395	93,951
Property and equipment, net of accumulated depreciation of $197,520 and $185,895, respectively	94,301	97,350
Investments and other related assets, of which $7,145 and $7,027, respectively, are measured at fair value	8,684	8,650
Intangible assets, net of accumulated amortization of $34,095 and $30,351, respectively	26,064	33,942
Goodwill	39,464	90,977
Deposits and other assets	3,025	2,763
Deferred tax asset, non-current, net	2,857	2,450
Total assets	$262,790	$330,083

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,441	$19,642
Accrued liabilities	8,616	8,756
Deferred revenues, current portion	4,186	3,710
Capital lease obligations, current portion	80	274
Restructuring liability, current portion	2,991	2,800
Other current liabilities	121	116
Total current liabilities	29,435	35,298
Revolving line of credit, due after one year	20,000	20,000
Deferred revenues, less current portion	2,625	2,248
Capital lease obligations, less current portion	3,226	3,244
Restructuring liability, less current portion	7,229	6,222
Deferred rent	15,127	14,114
Other long-term liabilities	700	762
Total liabilities	78,342	81,888
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 20,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 60,000 shares authorized; 50,853 and 50,224 shares, respectively	51	50
Additional paid-in capital	1,219,119	1,216,267
Treasury stock, at cost, 31 and 83 shares, respectively	(89)	(370)
Accumulated deficit	(1,034,076)	(966,823)
Accumulated other comprehensive loss	(557)	(929)
Total stockholders’ equity	184,448	248,195
Total liabilities and stockholders’ equity	$262,790	$330,083

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(67,253)	$(2,498)
Adjustments to reconcile net loss to net cash provided by operating activities:
Goodwill and other intangible asset impairments	55,647	—
Depreciation and amortization	15,839	13,538
Provision for doubtful accounts	1,444	3,697
Equity in loss (earnings) from equity-method investment	88	(149)
Non-cash changes in deferred rent	1,013	2,147
Stock-based compensation expense	3,363	4,449
Deferred income taxes	(406)	298
Other, net	264	(10)
Changes in operating assets and liabilities:
Accounts receivable	3,164	3,000
Inventory	(48)	(353)
Prepaid expenses, deposits and other assets	1,190	(1,302)
Accounts payable	(6,201)	(750)
Accrued and other liabilities	(140)	(578)
Deferred revenue	853	(699)
Accrued restructuring liability	1,198	(1,107)
Net cash flows provided by operating activities	10,015	19,683

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(9,037)	(19,521)
Purchases of investments in marketable securities	—	(16,245)
Maturities of investments in marketable securities	7,206	16,295
Change in restricted cash	—	3,120
Net cash flows used in investing activities	(1,831)	(16,351)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving line of credit, due after one year	39,500	—
Principal payments on revolving line of credit, due after one year	(39,500)	—
Payments on capital lease obligations	(212)	(393)
Stock-based compensation plans	(307)	42
Other, net	(58)	(42)
Net cash flows used in financing activities	(577)	(393)

Effect of exchange rates on cash and cash equivalents	37	(38)

Net increase in cash and cash equivalents	7,644	2,901
Cash and cash equivalents at beginning of period	46,870	52,030
Cash and cash equivalents at end of period	$54,514	$54,931

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (non-GAAP), including adjusted EBITDA, normalized net loss, normalized diluted shares, segment gross profit and segment gross margin. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net loss is net loss. The most directly comparable GAAP equivalent to normalized diluted shares is diluted common shares outstanding. Segment gross profit is disclosed in the notes to our financial statements.

We define non-GAAP measures as follows:

●	Adjusted EBITDA is loss from operations plus stock-based compensation expense, depreciation and amortization, and impairments and restructuring.

●	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues.

●	Normalized net loss is net loss plus impairments and restructuring and stock-based compensation expense.

●	Normalized diluted shares are diluted shares of common stock outstanding used in GAAP net loss per share calculation, excluding the effect of SFAS No. 123R under the treasury stock method.

●	Normalized net loss per share is normalized net loss divided by basic and normalized diluted shares.

●
Segment gross profit is segment revenues less direct costs of network, sales and services, exclusive of depreciation and amortization, as presented in the notes to our financial statements filed with the United States Securities and Exchange Commission in Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Segment gross profit does not include direct costs of amortization of acquired technologies, direct costs of customer support any other depreciation or amortization associated with direct costs.

●	Segment gross margin is segment gross profit as a percentage of revenues.

Reconciliations of our non-GAAP financial measures to the most directly comparable financial measure are detailed in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization as well as impairments and restructuring to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of the Internap’s core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Impairments and restructuring reflects our goodwill and other intangible assets impairment recorded during the three months ended June 30, 2009 as well as the recent and significant deterioration in the real estate market which caused us to increase our restructuring liability for the three months ended June 30, 2009, and our reduction in workforce for the three months ended March 31, 2009. Internap believes that these impairment and restructuring charges were unique costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of Internap’s core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation expense as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES - (continued)

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss and net loss per share information by providing normalized net loss and normalized net loss per share, excluding the effect of impairments and restructuring and stock-based compensation expense in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of our overall performance because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by, or used in, operating activities as defined by GAAP. Our statement of cash flows presents our cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●	investors commonly adjust EBITDA information to eliminate the effect of restructuring and stock-based compensation expense, which vary widely from company-to-company and impair comparability.

Our management uses adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, stockholders, analysts and investors concerning our financial performance.

Our presentation of segment gross profit and segment gross margin excludes depreciation, amortization and direct costs of customer support and in order to allow investors to see the business through the eyes of management. Direct costs of network, sales and services is viewed by management as generally non-controllable, external costs and the margin of revenues in excess of these direct costs is regularly monitored by management. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.

Segment gross margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of segment gross margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.

Depreciation and amortization have also been excluded from segment gross profit and segment gross margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES - (continued)

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF LOSS FROM OPERATIONS TO ADJUSTED EBITDA

A reconciliation of loss from operations, the most directly comparable GAAP measure, to adjusted EBITDA for each of the fiscal periods indicated is as follows (in thousands):

	Three Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008
Loss from operations (GAAP)	$(60,204)	$(6,348)	$(3,573)
Stock-based compensation expense	1,308	2,056	2,074
Depreciation and amortization, including depreciation and amortization included in direct costs of network, sales and services	11,937	8,036	6,928
Impairments and restructuring	53,735	870	—
Adjusted EBITDA (non-GAAP)	$6,776	$4,614	$5,429

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET LOSS AND BASIC AND DILUTED
NET LOSS PER SHARE TO NORMALIZED NET LOSS AND
BASIC AND DILUTED NORMALIZED NET LOSS PER SHARE

Reconciliations of (1) net loss, the most directly comparable GAAP measure, to normalized net loss, (2) diluted shares used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share calculations and (3) net loss per share, the most directly comparable GAAP measure, to normalized net loss per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008
Net loss (GAAP)	$(60,645)	$(6,608)	$(3,237)
Stock-based compensation expense	1,308	2,056	2,074
Impairments and restructuring	53,735	870	—
Additional impairments included in depreciation and amortization	4,134	—	—
Normalized net loss (non-GAAP)	$(1,468)	$(3,682)	$(1,163)

Net loss available to common stockholders (GAAP)	(60,645)	(6,608)	(3,237)
Normalized net loss available to common stockholders (non-GAAP)	(1,468)	(3,682)	(1,163)

Shares used in per share calculation:
Basic (GAAP)	49,586	49,414	49,208
Participating securities (GAAP)	1,203	874	1,147

Diluted (GAAP)	49,586	49,414	49,208
Add potentially dilutive securities	—	—	—
Less dilutive effect of SFAS No. 123R under the treasury stock method	—	—	—
Normalized diluted shares (non-GAAP)	49,586	49,414	49,208

GAAP net loss per share:
Basic	$(1.22)	$(0.13)	$(0.07)
Diluted	$(1.22)	$(0.13)	$(0.07)

Normalized net loss per share (non-GAAP):
Basic	$(0.03)	$(0.07)	$(0.02)
Diluted	$(0.03)	$(0.07)	$(0.02)

INTERNAP NETWORK SERVICES CORPORATION
SEGMENT GROSS PROFIT AND SEGMENT GROSS MARGIN

Segment gross profit and segment gross margin for each of the fiscal periods indicated is as follows (in thousands):

	Three Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008
Revenues:
Internet protocol (IP) services	$32,099	$32,209	$34,636
Data center services	32,273	31,715	27,689
Total	64,372	63,924	62,325

Direct costs of network, sales and services, exclusive of depreciation and amortization:
IP services	12,414	12,384	13,146
Data center services	24,165	23,281	20,338
Total	36,579	35,665	33,484

Segment gross profit:
IP services	19,685	19,825	21,490
Data center services	8,108	8,434	7,351
Total	27,793	28,259	28,841

Segment gross margin:
IP services	61.3%	61.6%	62.0%
Data center services	25.1%	26.6%	26.5%
Total	43.2%	44.2%	46.3%